                                                              Exhibit 99.1

                                                  For Information Contact
                                                  Jay Nielsen, CFO
                                                  National Beef Packing Company, LLC
                                                  (816) 713-8504

                       NATIONAL BEEF PACKING COMPANY, LLC
                           TO CONDUCT CONFERENCE CALL

         KANSAS CITY, Missouri, July 12, 2004 - National Beef Packing Company,
LLC announced today it will conduct a conference call to review its fiscal 2004 third quarter financial performance on July 14 at noon Eastern Time (11 a.m.
Central Time). Investors who wish to access the call should dial 888-569-5033.
         A replay of the conference call will be available beginning at 3 p.m.
Eastern Time (2 p.m. Central Time) on Wednesday through July 21 at 888-203-1112, access code 352376.

About National Beef Packing Company, LLC
         National Beef Packing Company, LLC is the fourth largest beef processing company in the United States. The company processes, packages and delivers fresh beef for sale to customers in the United States and international markets. Its products include boxed beef, and value-added beef products including branded boxed beef, case-ready beef and pork, chilled export beef and portion control beef. For more information, please visit www.nationalbeef.com.

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